UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2017

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	86-0812139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20880 Stone Oak Pkwy.

San Antonio, Texas 78258

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 832-3700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As previously announced, on October 11, 2017, (i) Clear Channel Outdoor Holdings, Inc. (the “Company”) notified its parent company, iHeartCommunications, Inc. (“iHeartCommunications”), that on October 31, 2017, it intends to demand (the “Demand”) repayment of $25.0 million outstanding under the Revolving Promissory Note, dated as of November 10, 2005, between iHeartCommunications, as maker, and the Company, as payee (as amended by the first amendment dated as of December 23, 2009 and the second amendment dated as of October 23, 2013), and (ii) the Board of Directors of the Company declared a special cash dividend payable on October 31, 2017 (the “Payment Date”) to Class A and B stockholders of record at the closing of business on October 26, 2017 (the “Record Date”), in an aggregate amount equal to $25.0 million, using proceeds of the Demand.

As of the closing of business on the Record Date, there were 48,984,920 shares of Class A Common Stock and 315,000,000 shares of Class B Common Stock outstanding, resulting in a dividend of $0.0687 per share. On the Payment Date, iHeartCommunications will be entitled to receive approximately $22.4 million of the proceeds of the dividend through its wholly-owned subsidiaries, and the public stockholders of the Company will be entitled to receive approximately $2.6 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: October 27, 2017	By:	/s/ Lauren E. Dean
Lauren E. Dean
Vice President, Associate General Counsel and Assistant Secretary

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